Exhibit 4.1

COMMON STOCK TEMPORARY CERTIFICATE—EXCHANGEABLE FOR DEFINITIVE ENGRAVED CERTIFICATE WHEN READY FOR DELIVERY COMMON STOCK S H A R E S CUSIP 693320 20 2 SEE REVERSE FOR CERTAIN DEFINITIONS AND/OR RESTRICTIONS INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND THIS CERTIFICATE IS TRANSFERABLE IN RIDGEFIELD PARK, NJ AND NEW YORK, NY This Certifies that is the owner of FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, PAR VALUE $0.01 PER SHARE, OF PHH Corporation transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Charter and By-laws of the Corporation and all amendments thereto. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar. WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers. Dated: COUNTERSIGNED AND REGISTERED: MELLON INVESTOR SERVICES LLC TRANSFER AGENT AND REGISTRAR BY: AUTHORIZED SIGNATURE SECRETARY PRESIDENT AND CHIEF EXECUTIVE OFFICER . product PROOF ink. printing ANOTHER print in SC-7 Dark Blue. Intaglio the dyes and 931-490-1714 AND SEND between PETERS Ron/Teresa CHANGES 17, 2005 difference JANUARY FC of the color as it will appear on the final MIKE 18266 3 MAKE representation COORDINATOR: REV. prints in PMS 285. OF TSB Undertint PROOF PHH CORPORATION Operator: CHANGES PRODUCTION It is a good from the proof due to the OK WITH different slightly AS IS color laser printer. OK quality, COMPANY 0339X16 PROOF: graphics may appear to tif. format. Prints in PMS 285 and black. product converted 38401 LANE TENNESSEE on a printed NOTE 212-269- artwork ARMSTRONG FOR THIS SELECTION image, BANK TOGLIA COLUMBIA, (931) 388-3003 and the final AMERICAN L. rendition, 711 19 / LIVE JOBS / P / PHH 18266 FC APPROPRIATE SALES: ETHER Logo is a 300 dpi from a digital file or / printed Printing: THE INITIAL for Selected proof was COLOR:This PLEASE it is not an exact color However, Colors

PHH CORPORATION

The Corporation will furnish to any stockholder, on request and without charge, a full statement of the information required by Section 2-211(b) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation has authority to issue and, if the Corporation is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Directors to set such rights and preferences of subsequent series.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	-	as tenants in common
TEN ENT	-	as tenants by the entireties
JT TEN	-	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -		Custodian

	(Cust)		(Minor)

under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

For value received,                     hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER OF
ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

shares
of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

NOTICE:	THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

AMERICAN BANK NOTE COMPANY
711 ARMSTRONG LANE
COLUMBIA, TENNESSEE 38401
(931) 388-3003

SALES:	L. TOGLIA	212-269-0339X16

/ ETHER 19 / LIVE JOBS / P / PHH 18266 BK

PRODUCTION COORDINATOR: MIKE PETERS
931-490-1714 PROOF OF JANUARY 12, 2005
PHH CORPORATION
TSB 18266 Back_patch

Operator:		Ron/Teresa

REV. 2

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF:        OK AS IS       OK WITH CHANGES       MAKE CHANGES AND SEND ANOTHER                                                                                                                                      PROOF

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between PHH Corporation (the “Company”) and the Rights Agent thereunder (the “Rights Agent”), dated as of January 28, 2005, as the same may be amended, restated, renewed or extended from time to time (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge, promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or beneficially owned by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.